Exhibit 16


                        DONALD G. JONES AND COMPANY, P.A.
                          CERTIFIED PUBLIC ACCOUNTANTS
                               7812 WINNSBORO ROAD
                              COLUMBIA, S.C. 29203
                                    TELEPHONE
                                 (803) 786-9963
                                    FACSIMILE
                                 (803) 786-9910


     MEMBER                                                  MEMBER
 SOUTH CAROLINA                                      AMERICAN INSTITUTE OF
 ASSOCIATION OF                                   CERTIFIED PUBLIC ACCOUNTANTS
CERTIFIED PUBLIC                                     DIVISION FOR CPA FIRMS
   ACCOUNTANTS                                           SECPS AND PCPS




         November 19, 2002


         Securities and Exchange Commission
         Washington, D.C.  20549


         Ladies and Gentlemen:

         We have read Item 4 included in the Form 8-K dated November 19, 2002 of Community First Bancorporation filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.


         Sincerely,



         /s/ Donald G. Jones and Company, P.A.